                                                                   EXHIBIT 10.21

                           SECOND AMENDMENT OF LEASE

     This Second Amendment of Lease made this 23rd day of September, 1996, by and between ADVENT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, having a mailing address c/o TA Associates Realty, 45 Milk Street, Boston, Massachusetts 02109 ("Landlord") and ATRIA SOFTWARE, INC., a Delaware corporation, having its principal place of business at 20 Maguire Road, Lexington, Massachusetts 02173 ("Tenant").


                               R E C I T A L S:
                               - - - - - - - -

     A. Reference is hereby made to a certain lease (the "Maguire Road Lease") dated March 18, 1995, by and between Landlord and Tenant, demising the first and second floors of the building known as and numbered 20 Maguire Road, Lexington, Massachusetts, containing approximately 44,161 rentable square feet of floor area (the "Premises"), as amended by a certain First Amendment of Lease dated January, 1996.

     B. Reference is further made to a certain lease (the "Hartwell Avenue Lease") dated on or about the date hereof, by and between Landlord and Tenant, demising premises located in the building known as and numbered 81 Hartwell Avenue, Lexington, Massachusetts.

     C. Landlord and Tenant now desire to amend the Maguire Road Lease in certain respects.

                             A G R E E M E N T S:
                             - - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     The following paragraph shall be added to Article XII:

     "Subject to the terms and conditions of this Lease, including specifically, but without limitation, the terms and conditions of this Article XII, Tenant may, at the time and in the manner for the exercise of Tenant's first extension option pursuant to this
Article XII, and in lieu thereof, extend the Term of this lease to December 31, 2001 so as to be co-terminus with the Term of the Hartwell Avenue Lease. Such extension shall be upon the terms and conditions set forth in this Lease and the Annual Basic Rent during such additional period shall be equal to the Fair Market Rent as determined pursuant to this Article XII."

     Except as amended hereby, the Lease remains in full force and effect and the Lease, as amended hereby, is hereby ratified and confirmed.

     EXECUTED under seal as of the date first written above.


LANDLORD:      ADVENT REALTY LIMITED PARTNERSHIP

by:  Advent Realty GP Limited Partnership (its general partner)
by:  TA Realty Group Limited Partnership (its general partner)

          By:  ________________________________________
               Michael A. Ruane, General Partner or
               Arthur I. Segel, General Partner


TENANT:   ATRIA SOFTWARE, INC.

          By:  ________________________________________
               Chuck Bay, Chief Financial Officer

                                       2